Exhibit 23

CONSENT OF INDEPENDENT AUDIT FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-181866; 333-167102, 333-159929, 333-152015, 333-145653, 333-130940, 333-105387, 333-102171 and 333-102168) in the Amendment No. 1 to Form 8-K on Form 8-K/A being filed by MGC Diagnostics Corporation of our report dated October 14, 2014, relating to our audit of the consolidated financial statements of MediSoft SA and Subsidiaries for the year ended December 31, 2013 which are included in Item 9.01.

BAKER TILLY BELGIUM BEDRIJFSREVISOREN BURG. CVBA

Melle, Belgium

October 14, 2014